UNITED STATES SECURITIES
                             AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14C

                 INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
            OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. __)

Check the appropriate box:

[X]  Preliminary Information Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14c-5(d)(2))
[ ]  Definitive Information Statement

                                 IA Global, Inc.
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

     (1) Title of each class of securities to which transaction applies:________

     (2) Aggregate number of securities to which transaction applies:___________

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):___________________________________________________________

     (4) Proposed maximum aggregate value of transaction:_______________________

     (5) Total fee paid:________________________________________________________

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:________________________________________________
     2)  Form, Schedule or Registration Statement No.:__________________________
     3)  Filing Party:__________________________________________________________
     4)  Date Filed:____________________________________________________________

                        Copies of all communications to:

                              Kevin J. Lavin, Esq.
                               Arnold & Porter LLP
                          1600 Tysons Blvd., Suite 900
                                McLean, VA 22102

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                         [Letterhead of IA Global, Inc.]


550 N. Reo Street, Suite 300
Tampa, FL 33609

Dear Stockholder:

         Enclosed is a copy of a SCHEDULE 14C that has been filed with the Securities and Exchange Commission. This document is for your information only and REQUIRES NO ACTION BY OR RESPONSE FROM YOU.

         Significant current activities of the Company are documented publicly through press releases and our filings with the Securities and Exchange Commission. These activities may be viewed at our web site, www.iaglobalinc.com.

                                        Sincerely,



                                        Mark Scott
                                        Secretary

Enclosures

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                                 IA GLOBAL,INC.
                          550 N. Reo Street, Suite 300
                                 Tampa, FL 33609

                              INFORMATION STATEMENT

        PURSUANT TO SECTION 14(c) OF THE SECURITIES EXCHANGE ACT OF 1934

               THIS INFORMATION STATEMENT IS BEING PROVIDED TO YOU
                    BY THE BOARD OF DIRECTORS OF THE COMPANY.
                  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
                        REQUESTED NOT TO SEND US A PROXY.

To the Stockholders of IA Global, Inc.:

         This information statement has been mailed on or about July 14, 2005 to the stockholders of record on July 11, 2005 (the "Record Date") of IA Global, Inc., a Delaware corporation (the "Company") in connection with certain actions to be taken by the written consent by the majority stockholders of the Company, dated as of June 28, 2005. The actions to be taken pursuant to the written consent shall become effective on or about August 3, 2005, 20 days after the mailing of this information statement.

         THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN.

                                        /s/ Mark Scott
                                        Mark Scott
                                        Secretary

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
                                 IA GLOBAL,INC.
                          550 N. Reo Street, Suite 300
                                 Tampa, FL 33609

                              INFORMATION STATEMENT

        Pursuant to Section 14(c) of the Securities Exchange Act of 1934
                   Approximate date of mailing: July 14, 2005

               THIS INFORMATION STATEMENT IS BEING PROVIDED TO YOU
                    BY THE BOARD OF DIRECTORS OF THE COMPANY.
                  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
                        REQUESTED NOT TO SEND US A PROXY.

Item 1.  Information Required by Schedule 14A

         This Information Statement is first being furnished on or about July 14, 2005, to the holders of record as of the close of business on July 11, 2005 ("Record Date") of shares of common stock, par value $0.01 per share (the "Common Stock") of IA Global, Inc., a Delaware corporation (the "Company," "our," "we," or "IAO") to notify such stockholders that on June 28, 2005, the Company received written consents in lieu of a meeting of stockholders from the holders of a majority of the shares of Common Stock (the "Majority Stockholders") approving the (1)acquisition of Global Hotline, Inc. ("GHI"), a privately held Japanese company (the "Acquisition"); and (2) the issuance of convertible promissory notes totaling $3,750,000. This Information Statement describing the approval of the Acquisition is first being mailed or furnished to the Company's stockholders on or about July 14, 2005, and such matters shall not become effective until at least twenty (20) calendar days after this Information Statement is first sent or given to stockholders pursuant to the requirements of Rule 14c-2(b) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). We anticipate that the actions contemplated by this Information Statement will be effected on or about the close of business on August 3, 2005. This Information Statement will serve as written notice to stockholders pursuant to Section 228 of the Delaware General Corporation Law. The names of the Majority Stockholders who have executed the written consent and their respective ownership of the Company's Common Stock is as follows:

         Inter Asset Japan LBO No. 1 Fund (31,580,000, 33.6%)("IAJ LBO Fund"), PBAA Fund Ltd. (28,604,152, 30.4%)("PBAA"), Terra Firma Fund Ltd. (13,100,000.
13.9%) ("Terra Firma") and Inter Asset Japan Co. Ltd. (3,989,501, 4.3%)("IAJ"), Hiroki Isobe (926,772, 1.0%) and Alan Margerison (148,000, 0.2%) and together with IAJ LBO Fund, PBAA, and Terra Firma, our "Majority Stockholders").

General

         The Company will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

Proposal 1

         On March 29, 2005, the members of the Board of Directors of the Company proposed and recommended to the stockholders the Acquisition.

         The Company announced that the acquisition of GHI, a privately held Japanese company, closed June 15, 2005. The transaction was structured as a share exchange in which IAO will issue 15,000,000 shares of its Common Stock in exchange for 100% of GHI's equity. The IAO common stock had a value of $.207 per share, which was the average close price during the twenty days prior to the signing of the April 20, 2005 Share Exchange Agreement, or an aggregate value of $3,100,000.

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

         GHI was established September 7, 2004 as a call center operator and reseller of telephone and broadband lines in Japan. The Japanese telecommunications market is experiencing significant growth in alternative carriers due to recent regulatory changes that now permit individuals and companies to choose their telephone service provider. The company operates two call centers with 370 seats and utilizes four agents with an additional 300 seats to support the business.

         GHI has two contracts with a KDDI, a significant Japanese telecommunications company. The first contract covers the period October 1, 2004 thru September 30, 2005 and requires GHI to sell subscriber lines based on agreed monthly targets. GHI expects to be paid 841,000,000 Yen or $7,800,000, at current exchange rates under this contract. The second contract covers the period March 16, 2005 through March 31, 2006 and requires GHI to sell subscriber lines based on agreed monthly targets. GHI expects to be paid 2,925,000,000 Yen or $27,100,000, at current exchange rates under this contract. Should the targets not be achieved on a quarterly basis, then GHI will be required to refund portions of the revenue to the customer. GHI has outsourced the call center operation for the first contract with similar penalties to protect the revenues and profits. GHI has two call center operations to support the second contract.

         IA Global Inc. is acquiring 100% ownership of GHI from Mr. Hideki Anan (67%), Mr. Kyo Nagae (10%) and Mr. Hiroki Isobe (23%). Mr. Anan, who will remain as CEO of GHI, is an experienced Japanese telecommunications executive. Mr. Isobe is the business partner of our CEO and is affiliated with our majority shareholders. In addition, Inter Asset Japan Co Ltd, a related party, has loaned GHI approximately $600,000, at current exchange rates, and guarantees the rent on the two GHI offices.

         We expect the Acquisition to increase our stockholder's equity by $3,100,000 to above $6,000,000 and to help us maintain our the American Stock Exchange ("AMEX") listing. This acquisition further expands our Japanese operations and provides substantial additional revenue. We expect GHI to contribute $17,000,000 to $19,000,000 in sales to the Company during 2005 and $28,000,000 to $30,000,000 in sales through March 31, 2006. We expect GHI to be profitable on a stand-alone basis starting in the third quarter or fourth of 2005 and help the Company to achieve our goal of being profitable for 2005.

         We continue to work with AMEX to maintain our listing. There is no guarantee that the Company will be successful in maintaining its AMEX listing or that the revenue for 2005 or 2006 will be achieved.

         Upon consummation of this transaction and the issuance of 15,000,000 shares, including 3,500,000 shares to Mr. Isobe, Mr. Isobe and our Majority Stockholders will beneficially own 4,426,772 and 81,848,425 shares of common stock, representing approximately 4.1% and 75.1% of our outstanding common stock as of the record date. This includes 11,580,000 shares of Common Stock issuable upon conversion of our Series B convertible preferred stock and excludes 811,285 shares held by GMB Holdings Ltd, and other shareholders for which Mr. Isobe has personal signing authority.

         Mr. Anan, Mr. Nagae and Mr. Isobe represented to us that they were acquiring these shares for investment. No underwriter was involved in this transaction. This issuance and sale was exempt from registration under the Securities Act of 1933, as amended ("Securities Act") by reason of the exemption afforded by Section 4(2) of the Securities Act as a transaction not involving a public offering.

WHY WE ARE RATIFYING THIS TRANSACTION

         As discussed, Mr. Isobe is a 23% stockholder in GHI and is the business partner of our CEO and is affiliated with our Majority Shareholders. In addition, Inter Asset Japan Co Ltd, a related party, has loaned GHI approximately $600,000, at current exchange rates, and guarantees the rent on the two GHI offices.

         Rule 712 of the AMEX Company Guide requires approval of shareholders as a prerequisite to approval of applications to list additional shares to be issued for an acquisition of the stock or assets of another company where any substantial shareholder of the listed company has a 5% or greater interest directly or indirectly in the company or assets to be acquired or in the consideration to be paid in the transaction and the present or potential issuance of common stock, or securities convertible into common stock, could result in an increase in outstanding common shares of 5% or more.

         If this proposal had not been adopted by the Majority Stockholders, it would have been necessary for these actions to have been considered by the Company's stockholders at a special or annual stockholders' meeting convened for at least the purpose of approving the Acquisition.

         The elimination of the need for a meeting of the stockholders to approve the Acquisition is authorized by Section 228 of the Delaware General Corporation Law, which provides that action may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take action at a meeting at which all shares entitled vote thereon were present and voted, may be substituted for the special meeting. According to Section 242 of the Delaware General Corporation Law, a majority of the outstanding stock of each class entitled to vote on the matter is required in order to approve the Acquisition.

         In order to eliminate the costs and management time involved in holding a special meeting, and in order to effectuate the Acquisition as early as possible in order to accomplish the purposes of the Company, the Board of Directors of the Company decided to utilize the written consent of the Majority Stockholders of the Company.

         Our Majority Stockholders have voted in favor of the foregoing proposals by resolution dated June 28, 2005.

Proposal 2

         As of the Record Date, the Company has received commitments totaling $3,750,000 for convertible promissory notes ("Notes"), which will be issued pursuant to a subscription agreement (the "Subscription Agreement"). The Company has entered into a Subscription Agreement with thirty four private Japanese investors. The transaction is anticipated to fund on or about July 25, 2005 ("Funding Date"). The terms of the Notes provide for a conversion price of $0.30 per share, or 12,500,000 shares, until June 28, 2008, with an automatic conversion on June 28, 2008 at a 25% discount based on the trailing five day average price prior to June 28, 2008. The Notes pays a 7.5% interest payment per annum payable in cash at the earlier of the conversion date or June 28, 2008. The Company has committed to filing a registration statement covering the shares issuable upon conversion of the Notes within thirty days of the Funding Date. JPB (Switzerland) A.G., a party affiliated with one of our Majority Shareholders, advised the Company on the transaction and will receive a 7% fee on the Funding Date. The company will use the proceeds from this financing to accelerate the formation of IAO Japan (a subsidiary of IAO that will serve as a holding company for new IAO Japanese businesses), to continue its merger and acquisition strategy, and for general corporate purposes.

No Dissenter's Rights of Appraisal.

         The Company's shareholders do not have dissenter's rights of appraisal in connection with any of the matters to be approved by the shareholders.

OUTSTANDING SHARES AND VOTING RIGHTS

         As of the Record Date, the Company's common stock is $.01 par value, 200,000,000 shares authorized and 82,400,181 issued and outstanding, respectively, held by approximately 179 stockholders of record. Each share of Common Stock entitles its holder to one vote on each matter submitted to the stockholders. However, as a result of the voting rights of the common stockholders who hold at least a majority of the voting rights of all outstanding shares of capital stock as of July 11, 2005, will have voted in favor of the foregoing proposals by resolution dated June 28, 2005; and having sufficient voting power to approve such proposals through their ownership of capital stock, no other stockholder consents will be solicited in connection with this Information Statement.

         As of the Record Date, the Company's Series B preferred stock is $.01 par value, 5,000 shares authorized and 1,180 issued and outstanding, respectively (liquidation value of $1,158,000). Each share of Series B convertible preferred stock is convertible at any time or from time to time into 10,000 shares of our Common Stock, or an aggregate of 11,580,000 shares of our Common Stock if all of the Series B convertible preferred stock is converted. The Series B convertible preferred stock has no voting rights except as may be required by law, provides for the payment of dividends only when and if dividends are declared and paid on shares of our common stock and then in a like amount, provides for a liquidation preference of $1,000 per share and is not redeemable by us.

Market for Company's Common Equity

         Our Common Stock trades on AMEX under the symbol "IAO." As of June 15, 2005, the closing date of the Acquisition, the closing price of the Company's Common Stock was $.22 per share. On July 11, 2005, the closing price of the Company's Common Stock was $__________.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding the ownership of our common stock as of the Record Date by:

         o  each director;
         o each person known by us to own beneficially 5% or more of our common stock;
         o each officer named in the summary compensation table elsewhere in this report; and
         o  all directors and executive officers as a group.

         The amounts and percentages of common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or to direct the voting of such security, or "investment power," which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days. Under these rules more than one person may be deemed a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

         Unless otherwise indicated below, each beneficial owner named in the table has sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Unless otherwise indicated, the address of each beneficial owner of more than 5% of common stock is IA Global, Inc., 550 N. Reo Street, Suite 300, Tampa, Florida 33609.

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

                                          Number          Percent
                                        ----------        -------
DIRECTORS AND OFFICERS

Alan Margerison                         78,348,425          83.4%       (1)
Raymond Christinson                          3,500              -
Jun Kumamoto                                     -              -
Mark Scott                                  70,000           0.1%
Eric La Cara                                 1,800           0.0%
Hiroyuki Ejima                             515,000           0.5%
                                        ----------        -------
Total Directors and Officers
as a Group (6 total)                    78,938,725          84.0%
                                        ==========        =======

The symbol - means less than 1%.

GREATER THAN 5% OWNERSHIP

Inter Asset Japan Co., Ltd-

Inter Asset Japan LBO No. 1 Fund        31,580,000          33.6%    (2) (3)
35F Atago Green Hills Mori Tower
2-5-1 Atago, Minato-Ku
Tokyo, 105-6235 Japan

PBAA Fund, Ltd.                         28,604,152          30.4%       (2)
Woodbourne Hall
PO Box 3162
Road Town, Tortola
British Virgin Islands

Terra Firma Fund , Ltd.                 13,100,000          13.9%       (2)
Woodbourne Hall
PO Box 3162
Road Town, Tortola
British Virgin Islands

Inter Asset Japan Co. Ltd.               3,989,501           4.3%       (2)
35F Atago Green Hills Mori Tower
2-5-1 Atago, Minato-Ku
Tokyo, 105-6235 Japan

Hiroki Isobe                               926,772           1.0%   (1) (2) (4)
Inter Asset Japan Co. Ltd.
35F Atago Green Hills Mori Tower
2-5-1 Atago, Minato-Ku
Tokyo, 105-6235 Japan

Alan Margerison                            148,000           0.2%     (1) (2)
Inter Asset Japan Co. Ltd.
35F Atago Green Hills Mori Tower
2-5-1 Atago, Minato-Ku
Tokyo, 105-6235 Japan
                                        -------------------------
                                        78,348,425          83.4%
                                        =========================

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_________
(1) Reflects the shares beneficially owned by IAJ, IAJ LBO No. 1, PBAA, Terra Firma, Hiroki Isobe and Alan Margerison. These entities stated in a
     Schedule 13D filed with the SEC on June 20, 2005, and have subsequently confirmed orally, that they may be deemed to constitute a "group" for the purposes of Rule 13d-3 under the Exchange Act. Mr. Margerison, who currently serves as the Chairman of IAJ, together with his business partner, Mr. Hiroki Isobe, controls each of IAJ, IAJ LBO Fund, PBAA and Terra Firma. Excluding the 11,850,000 shares discussed in (3) below and the 811,285 shares held by GMB Holdings Ltd, and other shareholders for which Mr. Isobe has personal signing authority discussed in (4) below, these entities held approximately 81% of the common stock as of the record date.

(2) Although IAJ, IAJ LBO Fund, PBAA, Terra Firma, Hiroki Isobe and Alan Margerison stated in a Schedule 13D filed with the SEC on June 20, 2005, that they may be deemed to constitute a "group" for the purposes of Rule 13d-3 under the Exchange Act, each entity stated in such schedule that it had sole voting and dispositive power with respect to all of the shares reported on the Schedule 13D.

(3) Includes 11,580,000 shares of common stock issuable upon conversion of our Series B convertible preferred stock.

(4) Excludes 811,285 shares held by GMB Holdings Ltd, and other shareholders for which Mr. Isobe has personal signing authority.

Item 2.  Statement that Proxies Are Not Solicited

                  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
                        REQUESTED NOT TO SEND US A PROXY

Item 3. Interest of Certain Persons in, or in opposition to, matters to be acted upon

         As discussed, Mr. Isobe is a 23% stockholder in GHI and is the business partner of Mr. Alan Margerison, our Director, President and Chief Executive Officer CEO and is affiliated with our Majority Shareholders. In addition, Inter Asset Japan Co Ltd, a related party, has loaned GHI approximately $600,000, at current exchange rates, and guarantees the rent on the two GHI offices.

         Mr. Alan Margerison, currently serves as the Chairman of IAJ, and together with his business partner, Mr. Hiroki Isobe, they control each of our Majority Stockholders.

         There are no other director, officer, nominee for election as a director, associate of any director, officer or nominee or any other person has any substantial interest, direct or indirect, by securityholdings or otherwise, resulting from the matters described herein which is not shared by all other stockholders pro rata in accordance with their respective interest.

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                       WHERE YOU CAN FIND MORE INFORMATION

         The Company files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). You may read and copy any document filed at the Public Reference Room of the SEC, 100 F Street, N.W. Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The Company's SEC filings are also available to the public from the SEC's website at http://www.sec.gov/ and the Company's website www.iaglobalinc.com. In addition, we have included historical information regarding the Company that is contained in its filings with the SEC on Forms 10-K and 10-Q that are attached as annexes to this Information Statement.

By Order of the Board of Directors,

/s/ Alan Margerison

Alan Margerison
President and Chief Executive Officer

Tampa, Florida
July 14, 2005

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                                     Annex A

                  IA Global, Inc.'s Annual Report on Form 10-K
                      for the year ended December 31, 2004


                                       11
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                                     Annex B

                 IA Global, Inc.'s Quarterly Report on Form 10-Q
                    for the three months ended March 31, 2005


                                       12